Joseph LaCome

Attorney at Law

4040 Civic Center Dr., Suite 200

San Rafael, CA 94903

Ph. 415-847-1944

12/1/2018

Sun Kui

President, Chief Accounting Officer, and Chief Executive Officer

Shemn Corp. Inc.

Baiyun District, Fuli Taiyuan A9, 904

Guangzhou, China, 510165

Re: Shemn Corp., Inc. Form S-1 Registration Statement

Mr. Kui:

We are rendering this supplemental opinion in connection with the amendment to your articles of incorporation, effective 11/29/18, which effectuated a one-for-three stock split of your company’s common stock.  As a result of the split, the total number of authorized shares is now 225,000,000 (the

“Shares”) of common stock, and the total number of shares associated with your public offering is now

6,090,000 shares.

Your amended registration statement relates to the offering by the Company of the Shares, which are covered by the amended Registration Statement. We understand that the Shares are to be offered and sold in the manner set forth in the amended registration statement.

We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares, as well as the amendment to the articles of incorporation. We have examined all such documents as we have considered necessary in order to enable us to render this opinion, including, but not limited to, (i) the Registration Statement, (ii) the Prospectus

included with the Registration Statement (the “Prospectus”), (iii) the Company's Articles of Amendment

and Restatement, (iv) the Company's By-laws, (v) corporate records and instruments, (viii) a specimen certificate representing the Shares, and (vi) such laws and regulations as we have deemed necessary for the purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the authenticity of originals of such documents that have been presented to us as copies, and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers of the Company.

I  have  examined  the  copies of  such records  of  the  Company,  certificates of  officers  of  the  Company,  as  a

basis for the opinion hereinafter  expressed.   In  such   examination,   I   have   assumed   the   genuineness   of

all   signatures,   the  authenticity  of  all  documents  submitted  to  me  as  certified  copies  or  photocopies  and the authenticity of the originals of such documents.

Based  on  my  examination  mentioned  above,  I  am  of  the  opinion  that  the  stock  split  of  the  company’s common  stock  to  be  offered  and  sold  are  duly  authorized  shares  of  common  stock  will,  when  sold,  be legally issued, fully paid and non-assessable.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof,

that might change the opinions expressed above.

I  hereby  consent  to  the  filing  of  this  opinion  as  an  Exhibit  to  the  Registration  Statement  and  to

the reference to my firm under "Interest of Named Experts and Counsel" in the Registration Statement.

Sincerely,

/s/ Joseph LaCome

Joseph LaCome

Attorney at Law